PRESS RELEASE

Silver Dragon Appoints Guoqiang Hao to Board of Directors

Beijing, China – June 18, 2008 -- Silver Dragon Resources Inc. (OTC BB: SDRG.OB – News) is pleased to announce the appointment of Guoqiang Hao to the Company’s Board of Directors. As a result of Mr. Hao’s appointment, Silver Dragon’s Board of Directors is made up of three executives and two non-executives for a total of five members.

“The appointment of Guoqiang Hao to Silver Dragon’s Board of Directors continues the Company’s strategy to expand the capacity and experience of the Board,” commented Marc Hazout, President and Chief Executive Officer of Silver Dragon Resources Inc.” This appointment is also a testament to the quality of Silver Dragon’s portfolio of assets and the commitment of the Chinese government to develop them while maximizing shareholder value.”

Mr. Hao is currently head of The Exploration Unit of North China Geological Exploration Bureau, a.k.a. Huaguan Industrial Corp. (HIC), a Chinese state-owned entity that operates in many diversified fields such as mining, engineering, manufacturing, chemical analysis and real estate. Mr. Hao has served with HIC for over 30 years, first as a geologist, then as a manager. Mr. Hao was instrumental in its development from a geological exploration team to a conglomerate that boasts a staff of over 700 and more than 10 subsidiaries. Under the leadership of Mr. Hao, HIC has also acquired mining properties in northern Africa and central Asia.

Mr. Hao is also a member of the Board of the Directors of Sanhe Sino-Top Resources & Technologies Ltd., a joint venture between Silver Dragon and HIC. Having a dual capacity of corporate executive and government officer, Mr. Hao has extensive connections with China’s mining and industrial circles as well as the Chinese government.

About Silver Dragon Resources Inc.

Silver Dragon Resources Inc. is a mining and metal company focused on the acquisition, exploration, development and operation of silver mines in proven silver districts exclusively in China and Mexico. Silver Dragon's objective is to acquire silver mining assets that contain promising exploration targets, and/or producing properties with significant untapped exploration potential. It is management's objective to grow Silver Dragon into a significant silver producer by developing Cerros las Minitas in Mexico and the nine Erbahuo properties in China. With operations in Mexico, the world’s leading producer of silver, and in China, the world’s largest consumer of silver, Silver Dragon is prepared to participate in China’s increasing demand for silver. For more information, please visit the Company's website at: www.silverdragonresources.com (now available in Chinese).

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical, such as statements regarding the exploration and development of the Projects, outcome and timing for the completion of further assays and Silver Dragon’s future prospects, are forward-looking statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking information, including risks associated with the mining industry such as economic factors, government regulation and approvals, environmental risks, actual results of exploration activities, future commodity prices, permitting timelines, capital expenditures, possible variations in ore reserves, resources, grade or recovery rates, requirements for additional capital, changes in laws or policies, changes in project parameters as plans continue to be refined, conclusions of economic evaluations as well as other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

Contact Silver Dragon Resources Inc.
Contacts:
Silver Dragon Resources Inc.
Marc Hazout
President and CEO
(416) 223-8500 or Toll Fee: 1-866-512- SDRG (7374)

Silver Dragon Resources Inc.
Alessandro Motta
Investor Relations
(416) 223-8500 or Toll Fee: 1-866-512- SDRG (7374)

Email: info@silverdragonresources.com